                                                                   EXHIBIT (4a1)



                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                      --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FINA OIL AND CHEMICAL COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 1994, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                             [SEAL]         /s/ EDWARD J. FREEL
                                            -------- --------------------------
                                            EDWARD J. Freel, Secretary of State

0524526    8100                             AUTHENTICATION: 7192670

944138529                                             DATE: 07-27-94

                             ARTICLES OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

         Fina Oil and Chemical Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, by the majority vote of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation:

                 RESOLVED, That Article ELEVENTH of the Company's Certificate of Incorporation be amended to read as follows:

                 ELEVENTH: That the officers, directors and employees be indemnified to the fullest extent not precluded by Delaware General Corporation Law in connection with or arising out of any action, suit or proceeding related to the Corporation's business.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given majority written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice has been given to stockholders as required in such Section.

         THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         The number of shares of the corporation outstanding at the time of such adoption was 2,100; and the number of shares consenting to this amendment was 2,100.

         IN WITNESS WHEREOF, said Fina Oil and Chemical Company has caused this certificate to be signed by Linda Middleton, its Secretary, and attested by Robert D. Kilpatrick, its Assistant Secretary, this 1st day of June, 1994.

Dated: June 1, 1994
                                               FINA OIL AND CHEMICAL COMPANY

                                               /s/ LINDA MIDDLETON
                                               ------------------------
                                               Linda Middleton, Secretary
ATTEST:

BY: /s/ ROBERT D. KILPATRICK
    ------------------------
         Robert D. Kilpatrick

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

         Before me, a Notary Public in and for the State of Texas, on this day personally appeared Linda Middleton, Secretary of Fina Oil and Chemical Company, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this 1st day of June, 1994.

      Martha L. Christensen
[SEAL] Commission Expires
        May 6, 1997                              /s/ MARTHA L. CHRISTENSEN
                                                 ---------------------------
                                                 Notary Public, State of Texas

                               STATE OF DELAWARE

                                     [SEAL]

                          OFFICE OF SECRETARY OF STATE

                         -----------------------------

         I, MICHAEL HAWKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AMERICAN PETROFINA COMPANY OF TEXAS FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 1985, AT 10 O'CLOCK A.M.

                        |  |  |  |  |  |  |  |  |  |

                                                  /s/ MICHAEL HARKINS
                                             -----------------------------------
                                             Michael Harkins, Secretary of State


                                             AUTHENTICATION: 0552971

735182002                                              DATE: 07/01/1985

                                                                   FILED
                           CERTIFICATE OF AMENDMENT              JUL 1 1995

                                                             /s/ MICHAEL HARKINS
                                   TO THE                    -------------------
                                                              Secretary of State

                        CERTIFICATE OF INCORPORATION

                                     OF

                     AMERICAN PETROFINA COMPANY OF TEXAS

         Pursuant to the provisions of Section 242 of the Delaware Corporation Law Annotated, AMERICAN PETROFINA COMPANY OF TEXAS adopts the following amendment to the Certificate of Incorporation to change Article FIRST to hereby read as follows:

                    FIRST: The name of the corporation is

                        FINA OIL AND CHEMICAL COMPANY

                   (hereinafter called the "Corporation").

         This Amendment was adopted at a special meeting of the shareholders in accordance with Section 222 of the Delaware Corporation Law Annotated after submission by the Board of Directors on the 4th day of June, 1985. The holders of all of the shares outstanding and entitled to vote on said Amendment consented unanimously to adopt said Amendment to the Certificate of Incorporation.

         The number of shares of the corporation outstanding at the time of such adoption was 2,100; and the number of shares entitled to vote thereon was 2,100.

Dated: June 4, 1985

ATTEST:
                                          AMERICAN PETROFINA COMPANY OF TEXAS

 /s/ LINDA MIDDLETON                      By: /s/ JOE A. MOSS
- ----------------------                        ----------------------
Linda Middleton, Secretary                    Joe A. Moss, Vice President and
                                              General Counsel

                               STATE OF DELAWARE

                                     [SEAL]

                          OFFICE OF SECRETARY OF STATE


         I, JOHN N. MCDOWELL, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "AMERICAN PETROFINA COMPANY OF TEXAS", as received and filed In this office the thirteenth day of June, A.D. 1958, at 9 o'clock A.M.


                          In Testimony Whereof, I have hereunto set my hand and official seal of Dover this thirteenth day of June in the year of our Lord one thousand nine hundred and fifty-eight.


[SEAL]                                                   /s/ JOHN N. MCDOWELL
                                                 -----------------------------
                                                            Secretary of State

                                                       /s/ M D TOMLINSON
                                                 ------------------------------
                                                       Ass't Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       of

                      AMERICAN PETROFINA COMPANY OF TEXAS

                           -------------------------

                 WE, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, being Title 8, Chapter 1 of the Delaware Code of 1953 effective February 12, 1953 as amended and supplemented, do hereby certify as follows:

                 FIRST: The name of the corporation shall be American Petrofina Company of Texas hereinafter called the "Corporation").

                 SECOND: The principal office of the Corporation In the State of Delaware is to be located in the City of Dover, County of Kent. The agent In charge thereof is the United States Corporation Company, whose address is No. 129 South State Street, in said city.

                 THIRD: The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do and in any part of the world:

                 (a) To carry out all phases of the business of drilling, boring and exploring for, producing, manufacturing, treating, refining, liquefying, or otherwise preparing for market, transporting, marketing, dealing in, buying and selling, storing, or otherwise disposing of oil of any and all kinds and grades, natural or artificial gas of any and all forms, gasoline, carbon and hydrocarbon products, ammonia, sulphur, asphalt, bitumen and bituminous substances of all kinds, chemicals, petrochemicals, fertilizers, and any and all other minerals, mineral substances, metals, ores of every kind, drugs, pharmaceuticals, and the elements, constituents, products, by-products, mixtures, combinations, compounds, derivatives and blends thereof;

                 (b) To obtain by contract or concession, purchase, or otherwise acquire, own, use, develop, explore, operate, lease, mortgage, create liens upon, deal and trade in, sell, lease or otherwise dispose of any and all lands, real property, mining claims, mineral rights, gas and oil wells, leases, concessions, licenses, royalty interests, grants, rights of way, land patents, franchises, deposits, water rights, wells, mines, quarries, claims, easements, tenements, hereditaments and interests of every description and nature whatsoever;

                 (c) To engage in any kind of manufacturing business and to manufacture, buy, lease or otherwise acquire, own, operate, install, service, transport, import, export, sell, lease or otherwise dispose of and generally to trade and deal in and with any and all kinds of raw materials, natural resources, manufactured articles and products, equipment, machinery, parts, supplies, tools, and goods, merchandise and tangible property of every kind, used or capable of being used for any purpose whatever;

                 (d) To build, purchase, lease or otherwise acquire, own, develop, operate, mortgage, create liens upon, deal in, sell, lease or otherwise dispose of transportation facilities, including cars, tank cars, pipe lines, transmission lines, distribution lines and plants, pumping and compressing stations, terminals, aircraft, tankers and other vessels or ships of any kind, and any and all related facilities;

                 (e) To build, purchase, lease, or otherwise acquire, own, develop, operate, mortgage, create liens upon, deal in, sell, lease or otherwise dispose of any and all kinds of plants, factories, buildings, refineries, warehouses, power plants, waterworks, tanks and other storage facilities, machinery of all kinds, property, real or personal, of every kind and description, docks, repair shops, telegraph and telephone facilities, and any and all facilities, connections, installations, things or property, "real and personal and of every kind and description, connected with, incidental to, necessary, suitable, useful, convenient or appertaining to any or all of the foregoing purposes and powers of the Corporation or any of its businesses and activities;

                 (f) To acquire and use, develop and operate and sell, assign, grant licenses or territorial rights in respect of, or otherwise to turn to account or dispose of any copyrights, trademarks, trade names, brands, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise;

                 (g) To borrow money and to make and issue notes, bonds, debentures, bills of exchange, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise, including the right to guarantee evidences of indebtedness of other persons, firms, corporations or organizations and to secure evidences of indebtedness of other persons, firms, corporations or organizations by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description;

                 (h) To own, subscribe for or cause to be subscribed for and to purchase or otherwise acquire, hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise deal with or dispose of stocks, bonds, mortgages, deeds of trust, obligations, evidences of indebtedness, securities, notes, goodwill, rights, assets, and property of any and every kind; and to operate, manage and control such properties or any of them; to merge or consolidate with any corporation in such manner as may be permitted by law;

                 (i) To aid in any manner any person, firm, corporation or organization whose stock, bonds or other obligations are held or in any manner guaranteed by the Corporation, or in which the Corporation is in any way interested, and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds, or other obligations, and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon, to guarantee the payment of dividends upon any stock, or the principal or interest or both of any bonds or other obligations, and the performance of any contracts;

                 (j) To purchase or otherwise acquire shares of its own capital stock, bonds, notes, debentures or other obligations, and to sell or otherwise dispose of or retire the same, provided that the Corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the Corporation and provided further that the shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly;

                 (k) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which the Corporation is organized.

                 The business or purpose of the Corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware and in the various other states, territories, colonies and Dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

                 The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect or impliedly by the reasonable construction of the said laws.

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock of the par value of $1 per share.

                 FIFTH: The minimum amount of capital with which the Corporation will commence business is $1,000.00.

                 SIXTH: The names and places of residence of each of the incorporators are as follows:

                 Name                        Residence
                 ----                        ---------
         Edward R. Wardwell                216 East 72d Street
                                           New York, New York

         William D. Tucker, Jr.            133 Cliff Avenue
                                           Pelham, New York

         Peter A. Bator                    114 Ocean Avenue
                                           Woodmere, Long Island,
                                           New York

                 SEVENTH: The existence of the Corporation is to be perpetual.

                 EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                 NINTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three. Vacancies (unless the vacancy be caused by the removal of a director) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be elected and qualified. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

                          Any director may be removed at any time, either with
or without cause, and his place filled at any meeting of stockholders by the affirmative vote of the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote.

                          In furtherance, and not in limitation of the powers
conferred by law, and in addition to the powers which may be conferred by the By-Laws, the Board of Directors is expressly authorized:

                 (a) To make, alter, amend or repeal the By-Laws of the Corporation subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal By-Laws made by the Board of Directors.

                 (b) To remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

                 (c) To determine whether any, and if any, what part, of the annual net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital.

                 (d) To fix from time to time the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

                 (e) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

                 (f) To establish bonus, profit sharing, stock option, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations.

                 (g) To authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                 TENTH: No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested and the extent of such interest shall be disclosed or shall have been known to a majority of the whole Board of Directors present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as If he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or parent or affiliated corporation without regard to the fact that he is also a director of such subsidiary or parent or affiliated corporation.

                 ELEVENTH: Each director and each officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director or officer of the Corporation or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director or officer at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; or in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit a breach of duty. The foregoing right of in-demnification shall not be exclusive of other rights to which he may be entitled.

                 TWELFTH: Each officer, director, or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee or in relying in good faith upon other records of the Corporation.

                 THIRTEENTH: Both the stockholders and the directors of the Corporation may, if the By-Laws so provide, hold their meetings and the Corporation may have an office or offices and may keep its books (except such as are required by the laws of the State of Delaware to be kept in Delaware) within or without the State Delaware, at such place or places as may from time to time be designated by the Board of Directors.

                 FOURTEENTH: The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders therein are granted subject to this reservation.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 12th day of June, 1958.


                                               /s/ EDWARD R. WARDWELL     (L.S.)
                                              --------------------------

                                               /s/ WILLIAM D. TUCKER, JR. (L.S.)
                                              ---------------------------

                                               /s/ PETER A. BATOR         (L.S.)
                                              ---------------------------

STATE OF NEW YORK  )
                   : SS.:
COUNTY OF NEW YORK )

        BE IT REMEMBERED that on the 12th day of June, 1958, personally came before me, ROSE F. ECKERT a Notary Public in and for the State and County aforesaid, Edward R. Wardwell, William D. Tucker, Jr. and Peter A. Bator, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged said Certificate of Incorporation to be the act and deed of said signers and that the facts therein stated are truly set forth.

        GIVEN under my hand and seal of office the day and year aforesaid.


                                              /s/ ROSE F. ECKERT
                                    ----------------------------------------
                                                 Notary Public
                                                 ROSE F. ECKERT
                                        Notary Public, State of New York
                                    No. 24-6142700 Qualified in Kings County
                                      Certificates filed in New York County
                                        Commission Expires March 30, 1960